Exhibit 99.1
Blackboard Inc. Reports Second Quarter 2007 Results
–	Second Quarter Revenue Increases 36 Percent to $59.4 Million -
–	Company Raises Financial Guidance for 2007 -
Washington, DC – July 31, 2007 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2007 and updated guidance for the third quarter and the full year of 2007.
Total revenue for the quarter ended June 30, 2007 was $59.4 million, an increase of 36 percent over the second quarter of 2006. Product revenues for the quarter were $52.3 million, an increase of 41 percent over the second quarter of 2006, while professional services revenues for the quarter were $7.1 million, an increase of 8 percent over the second quarter of 2006. The increase in revenue was driven by strong growth in Blackboard’s annual licensing of enterprise level products and ASP hosting service to global academic institutions including clients resulting from the acquisition of WebCT, Inc.
Net income was $3.4 million, resulting in net income per basic and diluted share of $0.12 for the second quarter of 2007 compared to a net loss of $6.3 million and net loss per basic and diluted share of ($0.23) for the second quarter of 2006. Non-GAAP adjusted net income for the second quarter of 2007, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $6.8 million, resulting in non-GAAP adjusted net income per share of $0.23 compared to non-GAAP adjusted net loss of $2.2 million and non-GAAP adjusted net loss per share of ($0.08) for the second quarter of 2006.
“I am pleased with our results in the second quarter, where we experienced strong revenue growth and expanded operating margins and earnings per share,” said Michael Chasen, CEO and President of Blackboard Inc. “I am particularly encouraged by the interest we see for our Blackboard Academic Suite, particularly our newly launched offering, the Blackboard Outcomes System.”

Highlights from the Second Quarter of 2007
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
o	U.S. Higher Education: Arkansas State University, Bethune Cookman College, Bowie State University, Clark College, Delgado Community College, Fairleigh Dickinson University, John Carroll University, Mercer University, Mott Community College, Northampton Community College, Radford University, Stetson University College of Law, University of Northern Iowa, Webster University, York College of Pennsylvania and others.

o	International: Auckland University of Technology, Caribbean University, Hiroshima Kokusai Gakuin University, London South Bank University, Macquarie University, Motherwell College, St Martin’s College, Tamagawa University, Universidad de la Rioja, University College Cork, University of Leeds, University of Notre Dame Australia, University of the Virgin Islands, University of Trinidad and Tobago, Utrecht University and others.

o	K-12: Arlington Public Schools (VA), Chaminade College Prepatory (NY), Clear Creek Independent School District (TX), Fairfax County Public Schools (VA), Jefferson County Public Schools (KY), Mead School District (WA), North Carolina Virtual Public School (NC), Richland School District Two (SC), St. George’s School (RI), The Lawrenceville School (NJ), The Madeira School (VA), The Roeper School (MI), The York School (Ontario, Canada), Virtual High School (MA), Walnut Valley Unified School District (CA) and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Portfolio System™ and Blackboard Outcomes System™), totaled 3,756.

•	The Mississippi Community College System licensed a fully-hosted implementation of the Blackboard Academic Suite™, including the Blackboard Outcomes System for its 65,000 students across the 15-college system.

•	Blackboard completed the sale of $165.0 million aggregate principal amount of 3.25 percent Convertible Senior Notes due 2027, pursuant to a registration statement filed with the Securities and Exchange Commission on June 13, 2007.

•	Blackboard expanded the number of directors permitted to serve on the board to nine people and appointed Joseph L. Cowan, Thomas Kalinske and Beth Kaplan, to the company’s Board of Directors.

Outlook for the Third Quarter and Full Year of 2007
Third Quarter of 2007:
•	Revenue of $60.0 to $61.0 million;

•	Amortization of acquired intangibles of approximately $5.5 million;

•	Net income of $2.7 to $3.2 million, resulting in net income per diluted share of $0.09 to $0.11, which is based on an estimated 30.2 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $6.0 to $6.5 million, resulting in non-GAAP adjusted net income per diluted share of $0.20 to $0.22 based on an estimated 30.2 million diluted shares and an effective tax rate of 40.5 percent.
Full Year 2007:
•	Revenue of $235.0 to $237.0 million;

•	Amortization of acquired intangibles of approximately $22.0 million;

•	Net income of $11.8 to $12.8 million, resulting in net income per diluted share of $0.39 to $0.43, which is based on an estimated 30.0 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $25.0 to $26.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.83 to $0.87 based on an estimated 30.0 million diluted shares and an effective tax rate of 40.5 percent.
Conference Call
Blackboard will broadcast its second quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on July 31, 2007 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on August 7, 2007. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 85156969.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$36,987	$52,299	$70,161	$102,280
Professional services	6,593	7,105	11,127	12,404

Total revenues	43,580	59,404	81,288	114,684
Operating expenses:

Cost of product revenues, excludes $2,800 and $2,928 for the three months ended June 30, 2006 and 2007, respectively, and $3,733 and $5,749 for the six months ended June 30, 2006 and 2007, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	10,027	11,922	17,993	23,619
Cost of professional services revenues (1)	4,285	4,138	7,676	7,902
Research and development (1)	7,273	6,999	12,157	13,952
Sales and marketing (1)	15,093	16,370	27,242	31,203
General and administrative (1)	9,801	8,829	17,401	17,859
Amortization of intangibles resulting from acquisitions	5,377	5,493	7,214	10,892

Total operating expenses	51,856	53,751	89,683	105,427

(Loss) income from operations	(8,276)	5,653	(8,395)	9,257
Other income (expense):
Interest expense	(1,318)	(1,157)	(1,896)	(1,915)
Interest income	392	507	1,633	912
Other income (expense)	179	876	(147)	949

(Loss) income before benefit (provision) for income taxes	(9,023)	5,879	(8,805)	9,203
Benefit (provision) for income taxes	2,712	(2,440)	2,642	(3,820)

Net (loss) income	$(6,311)	$3,439	$(6,163)	$5,383

Net (loss) income per common share:
Basic	$(0.23)	$0.12	$(0.22)	$0.19

Diluted	$(0.23)	$0.12	$(0.22)	$0.18

Weighted average number of common shares:
Basic	27,776,658	28,706,575	27,678,634	28,525,603

Diluted	27,776,658	29,860,118	27,678,634	29,774,861

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$129	$120	$164	$249
Cost of professional services revenues	251	175	369	291
Research and development	154	170	276	287
Sales and marketing	933	1,152	1,340	1,930
General and administrative	811	1,401	1,628	2,473

Reconciliation of (loss) income before benefit (provision) for income taxes to non-GAAP adjusted net (loss) income (2):

(Loss) income before benefit (provision) for income taxes	$(9,023)	$5,879	$(8,805)	$9,203
Add: Amortization of intangibles resulting from acquisitions	5,377	5,493	7,214	10,892
Adjusted benefit (provision) for income taxes (3)	1,440	(4,610)	628	(8,122)

Non-GAAP adjusted net (loss) income	$(2,206)	$6,762	$(963)	$11,973

Non-GAAP adjusted net (loss) income per common share — diluted	$(0.08)	$0.23	$(0.03)	$0.40

(2)	Non-GAAP adjusted net (loss) income and non-GAAP adjusted net (loss) income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted benefit (provision) for income taxes is applied at an effective rate of approximately 39.5% and 40.5% for the three months ended June 30, 2006 and 2007, respectively, and approximately 39.5% and 40.4% for the six months ended June 30, 2006 and 2007, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2006	2007
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$30,776	$169,453
Accounts receivable, net	52,394	64,656
Inventories	2,377	1,852
Prepaid expenses and other current assets	3,514	6,369
Deferred tax asset, current portion	7,326	8,480
Deferred cost of revenues, current portion	7,983	7,966

Total current assets	104,370	258,776

Deferred tax asset, noncurrent portion	25,431	20,805
Deferred cost of revenues, noncurrent portion	4,253	3,783
Restricted cash	1,999	2,337
Property and equipment, net	12,761	14,751
Goodwill	101,644	105,730
Intangible assets, net	56,841	49,135

Total assets	$307,299	$455,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,238	$3,146
Accrued expenses	20,519	19,917
Term loan, current portion	246	—
Deferred rent, current portion	371	209
Deferred revenues, current portion	117,972	105,291

Total current liabilities	141,346	128,563

Term loan, noncurrent portion, net of debt discount	23,377	—
Notes payable, net of debt discount	—	160,485
Deferred rent, noncurrent portion	157	358
Deferred revenues, noncurrent portion	2,298	3,457
Stockholders’ equity:
Common stock, $0.01 par value	282	289
Additional paid-in capital	231,331	248,847
Accumulated deficit	(91,492)	(86,682)

Total stockholders’ equity	140,121	162,454

Total liabilities and stockholders’ equity	$307,299	$455,317

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2006	2007
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net (loss) income	$(6,163)	$5,383
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Deferred income tax benefit	(3,493)	(1,464)
Excess tax benefits from stock-based compensation	(173)	(4,444)
Amortization of debt discount	246	806
Depreciation and amortization	4,175	5,164
Amortization of intangibles resulting from acquisitions	7,214	10,892
Change in allowance for doubtful accounts	(107)	70
Noncash stock-based compensation	3,777	5,230
Changes in operating assets and liabilities:
Accounts receivable	(26,448)	(12,332)
Inventories	(1,045)	525
Prepaid expenses and other current assets	(442)	(2,855)
Deferred cost of revenues	(1,187)	487
Accounts payable	(128)	908
Accrued expenses	(6,352)	4,488
Deferred rent	(41)	39
Deferred revenues	16,296	(11,522)

Net cash (used in) provided by operating activities	(13,871)	1,375

Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	(154,628)	—
Purchase of property and equipment	(5,741)	(7,089)
Payments for patent enforcement costs	—	(2,090)
Purchase of intangible assets	—	(1,530)
Sale of held-to-maturity securities	23,546	—
Sale of available-for-sale securities	39,056	—

Net cash used in investing activities	(97,767)	(10,709)

Cash flows from financing activities
Proceeds from notes payable	—	160,456
Proceeds from revolving credit facility	10,000	—
Payments on revolving credit facility	(10,000)	—
Proceeds from term loan	57,522	—
Payments on term loan	(300)	(24,400)
Release of letters of credit	1,517	—
Payments on letters of credit	—	(338)
Excess tax benefits from stock-based compensation	173	4,444
Proceeds from exercise of stock options	4,451	7,849

Net cash provided by financing activities	63,363	148,011

Net (decrease) increase in cash and cash equivalents	(48,275)	138,677
Cash and cash equivalents at beginning of period	75,895	30,776

Cash and cash equivalents at end of period	$27,620	$169,453

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net (loss) income and non-GAAP adjusted net (loss) income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated May 4, 2007, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.__
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Millions of people use Blackboard everyday at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
www.blackboard.com
Blackboard
Educate. Innovate. Everywhere.™

Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on May 4, 2007 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of July 31, 2007. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to July 31, 2007.
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